EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-141029 and 333-157486) pertaining to the Avient Retirement Savings Plan of our report dated June 17, 2025, with respect to the financial statements and schedules of the Avient Retirement Savings Plan included in this Annual Report (Form 11-K) as of and for the year ended December 31, 2024.

/s/ Bober, Markey, Federovich & Company
Cleveland, Ohio
June 17, 2025